FOR INTRIEVE USE
                                                            Inst. #
                                                            Term
                                                            Price List Doc #
                                                            Addendum(s) Doc #
                                                            S  NS   (Circle One)


                                SERVICE AGREEMENT


Customer:         Mutual Savings Bank

Address:          80 E. Jefferson St., P.O. Box 325

City:    Franklin                  State:  Indiana              ZIP:  46131

                      hereinafter referred to as "Customer"


                            1. PURPOSE OF AGREEMENT

     Intrieve, Incorporated., hereinafter referred to as "Intrieve(R)" agrees to provide Customer, in accordance with the terms and conditions of this Agreement, with certain data processing services and reports selected by Customer as listed in the attached Exhibit "A" which is by reference incorporated into this Agreement. Intrieve may also offer, from time to time, additional services and reports which the Customer may utilize. Pricing for these services will be announced upon release to the Customer. The services and reports listed in Exhibit "A" and those additional services and reports which the Customer may elect to utilize are hereinafter collectively referred to as the "services."

                              2. TERM OF AGREEMENT

     This Agreement will become effective upon acceptance by Intrieve. The initial term of this Agreement shall be for a period of eight (8) years commencing _________, or on the date Intrieve commences to supply services hereunder, whichever is later. The Agreement shall automatically continue after the initial term for successive periods of three (3) years unless terminated by either party upon written notice to the other given at least twelve (12) months prior to the end of the initial term or twelve (12) months prior to the end of any extended three (3) year term. Intrieve's and Customer's continuing obligations under this Agreement relating to "Confidentiality," shall survive the termination of this Agreement.

                           3. [INTENTIONALLY DELETED]


                            4. CHARGES FOR SERVICES

4.01 The charges for services listed in Exhibit "A" shall remain in effect for the initial twelve (12) months of this Agreement. Thereafter, Intrieve may revise said charges, however, Intrieve shall provide sixty (60) days prior written notice to Customer, and the revised charges for Exhibit "A" will remain in effect for one (1) year. Such changes in the aggregate in any year will not exceed the annualized Consumer Price Index for all cities as published by the Bureau of Labor Statistics of the U.S. Department of Labor or any successor or governmental agency for the most recently published calendar year preceding the applicable term or five (5) percent, whichever is less. Charges for other services which may be provided by Intrieve from time to time will remain in effect as announced.

4.02 Intrieve will invoice Customer monthly for services rendered. Charges listed in Exhibit "A" do not include any taxes. Customer agrees to pay any taxes including, but not limited to, sales and use taxes in regard to payments for services hereunder. Customer shall also pay Intrieve any penalties and interest assessed due to Customer's failure to pay any applicable taxes. Customer agrees to pay, within thirty (30) days after Intrieve's invoice date, the amounts set forth in such invoice. Delinquent accounts bear service charges at the rate specified on the invoice, or the maximum rate which is allowed by law, whichever is less. Should Customer dispute any charges on an invoice, the amount in dispute may be set aside until resolved with Intrieve in a timely manner, however, the balance of the invoice remains due and payable in accordance with the terms of this paragraph. Customer agrees to reimburse Intrieve for any reasonable expenses Intrieve may incur, including attorney fees, for collection of any amounts due hereunder.

                          5. AVAILABILITY OF SERVICES

     The Intrieve on-line system will be in operation during Eastern Standard or Daylight Time hours as observed in Cincinnati, Ohio from 8:00 A.M. to 9:00 P.M. Monday through Friday and 8:00 A.M. to 4:00 P.M. on Saturday except that the on-line system will not be in operation on the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Specific dates of observance for these holidays will be announced by Intrieve each year.

                              6. REPORT PROCESSING

     Except for circumstances beyond its control, Intrieve will transmit to the Customer's office certain daily reports on the night of the working day on which the reported transactions occurred. These reports and other microfiche and reports will be delivered by mail or messenger service to the Customer's office as soon as practicable. In addition, all reports will be produced on microfiche, which is a compact microfilm copy of printed reports, or in optical format, at Customer's election, and certain reports as required will be produced and printed on paperstock. The Customer will bear all costs in connection with the production and printing of reports on paperstock, optical and/or microfiche, including delivery or mailing expenses.

                         7. INCLEARING ITEM PROCESSING

     Intrieve will provide the equipment and software necessary to receive, in standard ACH format, Customer's inclearing items. Customer or its intercept bank shall be solely responsible to provide a daily transmission tape, in a format acceptable to Intrieve, in accordance with a time schedule as established by Intrieve. Intrieve on behalf of the Customer shall direct the intercept bank to return as unpaid any item which Customer directs be so disposed, including, but not limited to, designated stop payment items. Intrieve shall not be liable to Customer or any account holder of Customer for the wrongful dishonor of any item which is directed to be returned as unpaid by Customer.

                  8. REGULATORY AGENCY AND AUDIT REQUIREMENTS

8.01 Customer and Intrieve agree that the designated regulatory agency will have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise. Intrieve shall provide annually to the appropriate regulatory authorities and to Customer a Third Party Review Report prepared by independent public accountants with respect to services performed by Intrieve which shall disclose results of Business Recovery Plan testing and current audited financial statements. Customer agrees to pay, as an additional expense hereunder, a pro rata share of the costs incurred by Intrieve for the annual Third Party Review Report.

8.02 Intrieve shall conduct, on an annual basis, an actual test of its Business Recovery Plan Procedures. Intrieve shall supply to Customer the results of the Business Recovery Plan Test in conjunction with the annual Third Party Review Report, or under separate cover upon Customer request.

8.03 Customer shall provide all required notices to the appropriate regulatory authorities concerning the initiation, operation or termination of this Agreement, or any substantial changes in the services provided. Notwithstanding anything to the contrary set forth herein, Intrieve agrees that all records of the Customer as maintained by Intrieve shall be available for examination and audit by the appropriate regulatory authorities. Auditors designated by the Customer or examiners of applicable Federal and State regulatory agencies which have legal authority to request such information shall have the right to ask for and receive directly from Intrieve any reports, summaries, or information contained in or derived from the data in the possession of Intrieve relating to the Customer. To the extent that such reports are beyond those which are furnished as part of this service without additional charge, the Customer will confirm the auditor's request and authorize Intrieve to process the special reports. The special reports will be provided at a reasonable cost based on Intrieve's expense.

8.04 Intrieve agrees to use its best efforts to provide services under this Agreement which are in compliance with Federal regulations and to make any system modifications or provide additional services as they may be required in order to remain in compliance with Federal regulations. Additional charges for development of additional services may apply. Customer and Intrieve agree that Customer is responsible for maintaining Customer's regulatory compliance and in no event shall Intrieve be held liable for Customer's regulatory compliance.

                              9. SECURITY OF DATA

9.01 Intrieve agrees to use its best efforts to maintain security of Customer's data and accordingly, will supply Customer, upon request, with information concerning Intrieve security procedures. In addition, Intrieve agrees to supply Customer with details of its disaster recovery plan so that Customer may develop a plan which will work in concert with the Intrieve plan.

9.02 Intrieve agrees to maintain certain system security procedures to protect against unauthorized individuals accessing Customer data or making any changes to Customer data without Customer's knowledge. Such procedures shall be detailed in the Third Party Review Report which shall be supplied to Customer on an annual basis.

9.03 Intrieve agrees to maintain appropriate general business insurance for property, general liability and business interruption, including Commercial
Crime Coverage of $1,000,000 for employee dishonesty. Customer agrees that Customer shall be responsible for maintaining security for any Intrieve representatives while on-site at Customer location.

9.04 Intrieve agrees to provide Terminal Security Features under this Agreement which shall enable the Customer to control Customer's employees' access to Customer data in accordance with parameters which Customer shall select.

                         10. CUSTOMER RESPONSIBILITIES

10.01  Customer  agrees that  services  provided  by Intrieve  shall not relieve
Customer from any obligation to maintain records. Customer retains responsibility at all times for maintaining adequate accounting, management, and reporting systems, audit functions, recovery routines, and the operation of on-site computer equipment. Services provided by Intrieve will not impose upon or transfer to Intrieve the responsibility for such functions.

10.02 Customer agrees to perform random sampling or test checking of the Intrieve work product from time to time in order to verify the accuracy of the processed data, and to notify Intrieve of any errors within three business days of receipt of the incorrect information. In addition, upon the institution or modification of any program or other procedure for Customer, it will be conclusively presumed that such program or other procedure is correctly implemented, unless Customer shall otherwise notify Intrieve within ten (10) business days after receiving a sample of the data report.

10.03 Corrections necessitated by Customer's incorrect posting or defective input will be entered in subsequent processing runs unless Intrieve can produce the corrected reports and Customer agrees to pay for the additional processing required at the then-current rates.

10.04 Customer agrees that any equipment utilized by Customer must be approved by Intrieve for compatibility with Intrieve equipment and software in order for the standard prices listed in Exhibit "A" to remain in effect. Equipment not compatible with Intrieve equipment and software may be utilized by Customer only if consented and agreed to in writing by Intrieve and at the prices set forth by Intrieve. In addition, Customer agrees to assume any additional software licensing and maintenance fees required for adapting non-compatible equipment to Intrieve's system.

10.05 Customer shall pay all charges relating to the installation and use of telephone lines and communications equipment in connection with the services. Customer shall be responsible for insuring any Intrieve equipment for telecommunications maintained at customer site and for naming Intrieve as "also insured."

10.06 Intentionally Deleted

10.07 Customer shall bear the expense of any customized or specialty forms that it may request for use with Intrieve's system. Expenses for standardized forms are included in standard report charges.

10.08 Customer shall be solely responsible for contracting with and for payment of the appropriate fees to an intercept bank. Intrieve shall not be a party to such agreement between Customer and its intercept bank. If Customer desires to collect, process and settle for its account holder accounts itself, Customer shall contract directly with the appropriate Federal Reserve Bank for this purpose. Intrieve shall not be a party to such agreement. Customer shall be solely responsible for maintaining the appropriate settlement account with the intercept bank of the Federal Reserve Bank and any penalty imposed on Customer for failure to maintain such account, or for a deficiency in such account, shall be the sole obligation and liability of Customer.

                             11. RETURN OF RECORDS

     Upon discontinuance of service, Customer may request and will receive at the then current price, records and files of accounts on magnetic tape as generated by Intrieve's exclusively owned and proprietary conversion programs, provided that the Agreement term has expired or is being terminated pursuant to the provisions contained herein, that Intrieve has been paid to date for all services provided hereunder, and that all amounts due pursuant to the default remedy terms of this Agreement have been paid in full. Unless all the foregoing provisions have been fully complied with by the Customer, Intrieve shall have no duty or obligation to supply to the Customer records and files of its accounts as generated by Intrieve's exclusively owned and proprietary programs. In addition, provided that all the foregoing provisions have been fully complied with by the Customer, Intrieve agrees to provide in a timely manner, at cost of time and materials and using Intrieve's customary practices and performance standards and schedules, documents and information standardly provided by Intrieve to its customers as part of the deconversion process. However, in no event will Intrieve do any deconversion programming as part of the deconversion process and any such programming will remain the sole responsibility of Customer.

                              12. CONFIDENTIALITY

12.01 Intrieve shall use its best efforts to prevent the disclosure to any other person, firm or corporation of the confidential, business input data received from Customer unless otherwise required by law. Customer will indemnify and hold Intrieve harmless from any liability arising out of Intrieve's compliance with any Customer demand or direction relating to Intrieve's receipt, processing, retention, disclosure, or non-disclosure of Customer's data and processing results.

12.02 Customer agrees that all proprietary rights and interests in Intrieve's systems, programs and system documentation are the sole, exclusive and confidential property of Intrieve. Customer agrees that the knowledge of said systems and documentation shall be used only for the purposes of this Agreement and during the term of this Agreement and maintained by it on a confidential basis without disclosure to third parties, except as may be required by regulation or law. Customer further agrees not to reproduce, copy or otherwise distribute said knowledge or documentation, without the express written consent of Intrieve. Should Customer retain any third party to assist in any kind of operation, installation, or evaluation of Intrieve's system, Customer agrees to require any such third party to execute a non-disclosure statement with regard to Intrieve's confidential information.

                          13. LIMITATION OF LIABILITY

     Customer understands that Intrieve has set prices for its products and services based on the allocation of risks set out in this Agreement. Intrieve makes no representations or warranties, express or implied, concerning its work product. Should there be errors, omissions, interruptions or delays resulting from Intrieve's performance or failure to perform of any kind, including, without limitation, errors or omissions caused either by malfunction of Intrieve equipment or failure of Intrieve personnel or programs or systems, Intrieve's liability shall be limited to correcting such errors if commercially reasonable or supplying such omissions in the work product in which they have occurred or supplying working papers identifying the errors for correction by the Customer. Intrieve makes no warranties in regard to and assumes no expense, responsibility, or warranties in regard to and assumes no expense, responsibility, or liability for any equipment of Customer which is off the premises of Intrieve. Intrieve assumes no liability to Customer for or with respect to courier services or other systems used to transmit or deliver information to or from Customer.

     IN NO EVENT SHALL INTRIEVE BE LIABLE TO THE CUSTOMER OR ANY THIRD PARTIES (INCLUDING ACCOUNT HOLDERS OR PATRONS OF A CUSTOMER) FOR ANY OTHER CLAIMS, CONSEQUENTIAL OR OTHERWISE (INCLUDING ANY MONETARY CLAIMS MADE ON ACCOUNT OF AN ERROR OR OMISSION RESULTING FROM INTRIEVE'S PERFORMANCE OR FAILURE TO PERFORM AS HEREIN STATED), AND THE CUSTOMER SHALL PROTECT AND HOLD INTRIEVE HARMLESS FROM ANY SUCH CLAIM.

                               14. ASSIGNABILITY

     All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective transferees, successors and assigns, but this Agreement may not be assigned by either party without the express written consent of the other party, such consent not to be unreasonably withheld.

                 15. DEFAULT BY CUSTOMER; REMEDIES UPON DEFAULT

15.01 In the event of any termination of this Agreement by Customer for any reason whatsoever, including but not limited to merger, acquisition, reorganization, combination, insolvency or being placed in receivership by a regulatory agency, prior to the end of the initial or any subsequent term, Intrieve may declare all amounts due and to become due hereunder immediately due and payable. The payment due for the remainder of the term of this Agreement ("Default Penalty") shall be calculated as the average billing to Customer for all services over the preceding twelve months, or the entire prior period of the Agreement, whichever is greater, multiplied by the number of months and fraction thereof remaining in the term of the Agreement. These projected cash flows may, with written consent of Intrieve, be reduced to present value based on the then existing prime rate of the Firstar Bank, National Association of Cincinnati, Ohio or its successor in interest.

15.02 Return of records using Intrieve's proprietary conversion can occur only upon payment in full according to the terms of the preceding paragraph.

                                  16. GENERAL

16.01 Customer acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement constitutes the entire Agreement between the parties hereto, pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understanding of the parties in connection herewith. This Agreement shall not be modified in any way except by a writing signed by both parties.

16.02 This Agreement shall be governed by the laws of the State of Ohio without regard to the conflict of rules/laws thereof.

16.03 The failure by either party hereto to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of its rights as set forth herein, at law or equity, or a waiver by either party of any other provisions or subsequent default by the other party in the performance of or compliance with any of the terms and conditions set forth herein.

16.04 If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

16.05 Section headings are not to be considered part of this Agreement; they are solely for convenience or reference, and are not intended to be full and accurate descriptions of the contents of any sections.

16.06 Any notice to be given hereunder shall be in writing, delivered by hand, including by messenger or overnight courier, or sent by certified or registered mail, return receipt requested, addressed as indicated below or as designated, in writing, by any party hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their duly authorized officers and have caused their corporate seals to be affixed hereto.

                                             Contract Date:         1/23/02
                                                               -----------------


INTRIEVE, INCORPORATED                  MUTUAL SAVINGS BANK


By: /s/ John J. Kuntz                   By: /s/ David A. Coffey
   ---------------------------------        ------------------------------------

Title:   President and CEO              Title:   Senior Vice President/Chief
         ---------------------------             -------------------------------
                                                 Operating Officer
                                                 -------------------------------

Attest: /s/ Edward R. Schellhaas        Attest: /s/ Edward R. Schellhaas
       -----------------------------           -----------------------------

                                   EXHIBIT "A"
                         ATTACHMENT TO SERVICE AGREEMENT

Minimum monthly service charges for term of                         $13,460.25
this contract.

Deposit Accounts
----------------
First 10,000 accounts                                            $.230 per acct.
Next 10,000 accounts (10,001 to 20,000)                          $.212 per acct.
Next 10,000 accounts (20,001 to 30,000)                          $.205 per acct.
Next 20,000 accounts (30,001 to 50,000)                          $.194 per acct.
All above 50,000 accounts                                        $.183 per acct.

Mortgage Loans
--------------
First 2,000 accounts                                             $.435 per acct.
Next 2,000 accounts (2,001 to 4,000)                             $.424 per acct.
Next 4,000 accounts (4,001 to 8,000)                             $.410 per acct.
Next 4,000 accounts (8,001 to 12,000)                            $.400 per acct.
All above 12,000 accounts                                        $.390 per acct.
For Bill and Statements add                                      $.053 per acct.

Consumer Loans
--------------
First 2,000 accounts                                             $.366 per acct.
Next 2,000 accounts (2,001 to 4,000)                             $.355 per acct.
Next 4,000 accounts (4,001 to 8,000)                             $.343 per acct.
Next 4,000 accounts (8,001 to 12,000)                            $.331 per acct.
All above 12,000 accounts                                        $.318 per acct.
For Bill and Statements add                                      $.053 per acct.

NOW Accounts
------------
On-Line NOW Accounts                                             $.240 per acct.


All communication fees are subject to change.